Exhibit 10.70

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT PURCHASE AND SALE CONTRACT (“Amendment”) is entered into as of the 31st day of March, 2009 (the “Effective Date”) by and between Chesapeake Land Development Company, L.L.C., an Oklahoma limited liability company (“Seller”), and Apple Nine Ventures, Inc., a Virginia corporation (“Purchaser”).

RECITALS

A. Seller and Purchaser entered into that certain Purchase and Sale Contract (the “Contract”), dated as of January 21, 2009, whereby Seller agreed to sell and Purchaser agreed to purchase, the Land (as defined in the Contract), subject to the terms thereof.

B. Seller and Purchaser desire to amend certain terms of the Contract.

C. Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to them in the Contract.

AGREEMENT

In consideration of the mutual covenants set forth in this Amendment and for other valuable consideration, which the parties acknowledge receiving, Seller and Purchaser agree as follows:

1. Exhibit “A” of the Contract is hereby deleted in its entirety and replaced with Exhibit “A-1” attached hereto and made a part hereof.

2. Notwithstanding Section 1(b) of the Contract to the contrary, the acreage of each individual Site shall be as set forth on Exhibit A-1.

3. Section 3(e) of the Contract is hereby deleted in its entirety and replaced with the following:

“(e) If Purchaser timely gives notice of Objections to Seller, then Seller, without obligation to spend any money or to bring suit to cure the Objections, may cure the Objections and/or commit in writing to cure one or more of the Objections by providing written notice of such election to Purchaser on or before the expiration of the Feasibility Period (the “Cure Period”). If Seller does not either cure the Objections or commit in writing to cure the Objections by providing written notice of such commitment to Purchaser prior to the expiration of the Cure Period, then, except for the Post Closing Cure Obligations (defined below), Seller will be deemed to have elected not to cure such Objections and Purchaser, as its sole and exclusive remedy, is entitled either:

(1) To terminate this Contract by written notice to Seller and Title Company at any time prior to the expiration of the Feasibility Period. Upon termination, Purchaser will be entitled to the return of the Earnest Money, and neither Seller nor Purchaser thereafter shall have any further right or obligation under this Contract unless expressly provided otherwise in this Contract; or

(2) To waive the Objections that remain uncured as of the expiration of the Feasibility Period and consummate the purchase of the Property subject to the uncured Objections, which will be deemed to be Permitted Encumbrances. In such event, none of Purchaser’s obligations under this Contract will change, nor will the Purchase Price be reduced on account of the uncured Objections; or

(3) To delete the Site(s) affected by such uncured Objections from inclusion as part of the Land by providing written notice to Seller at any time prior to the expiration of the Feasibility Period (provided that in no event shall the number of Sites included as part of the Land be less than 104).

If Purchaser does not send a written notice of termination prior to the expiration of the Feasibility Period, except for the Post Closing Cure Obligations, it will be deemed to have waived the Objections that remain uncured as of the expiration of the Feasibility Period, which will be deemed to be Permitted Encumbrances.”

4. Section 3(f) of the Contract is hereby deleted in its entirety and replaced with the following:

“(f) In the event that an updated Title Commitment or Survey issued after the expiration of the Feasibility Period but before the Preliminary Closing reveals new title exceptions or Encumbrances that were not disclosed on a Title Commitment or Survey issued prior to the expiration of the Feasibility Period, Purchaser shall have the right to send written Objections to such matters (“Additional Objections”) to Seller within five (5) days after Purchaser’s receipt of such updated Title Commitment or updated Survey (but in any event before the

Preliminary Closing). If Purchaser does not timely give notice of Additional Objections, except for the Category 1 Post Closing Cure Obligations, Purchaser will be deemed to have waived all Additional Objections and all new matters shown on the updated Title Commitment and/or updated Survey will be deemed Permitted Encumbrances. Upon receipt of Purchaser’s written notice of any Additional Objections, Seller, without obligation to spend any money or to bring suit to cure the Additional Objections, may elect to cure such Additional Objections prior to the Preliminary Closing. If Seller does not either cure the Additional Objections prior to the Preliminary Closing or deliver a written notice to Purchaser prior to the Preliminary Closing deleting the Site(s) affected by the Additional Objections from inclusion within the Property, then except for the Category 1 Post Closing Cure Obligations, Seller will be deemed to have elected not to cure such Additional Objections and Purchaser, as its sole and exclusive remedy, is entitled either:

(1) To terminate this Contract by written notice to Seller and Title Company at any time before the Preliminary Closing Date. Upon termination, Purchaser will be entitled to the return of the Earnest Money, and neither Seller nor Purchaser thereafter shall have any further right or obligation under this Contract unless expressly provided otherwise in this Contract; or

(2) To waive the Additional Objections that remain uncured as of the Preliminary Closing Date and consummate the purchase of the Property subject to the uncured Additional Objections, which will be deemed to be Permitted Encumbrances. In such event, none of Purchaser’s obligations under this Contract will change, nor will the Purchase Price be reduced on account of the uncured Objections; or

(3) To delete the Site(s) affected by such uncured Objections from inclusion as part of the Land by providing written notice to Seller at any time prior to the Preliminary Closing (provided that in no event shall the number of Sites included as part of the Land be less than 104).

If Purchaser does not send a written notice of termination prior to the Preliminary Closing, except for the Category 1 Post Closing Cure Obligations, Purchaser will be deemed to have waived the Additional Objections that remain uncured as of the Preliminary Closing Date, which will be deemed to be Permitted Encumbrances.”

5. Seller and Purchaser hereby acknowledge that they have agreed in writing on all of the Contingency Issues described in Section 4(c)(1) of the Contract prior to the expiration of the Feasibility Period.

6. Section 4(c)(1)(A)(ii) of the Contract is hereby deleted in its entirety and replaced with the following:

“(ii) Rent for the Permanent Lease shall commence on the earlier of the Outside Final Closing Deadline or the first Actual Final Closing Date for a Site covered by such Permanent Lease (the “Permanent Lease Rent Commencement Date”); provided, however, that Tenant shall pay rent pursuant to each Interim Sublease commencing at the Preliminary Closing until the Rent Commencement Date of the Permanent Lease for such Site; and provided further that rent for the partial month in which Preliminary Closing occurs (if the Preliminary Closing occurs on any day other than the first day of a calendar month) shall be prepaid by Tenant at the Preliminary Closing.”

7. Section 6(b)(1)(A) of the Contract is hereby deleted in its entirety and replaced with the following:

“(A) One or more special warranty deed(s) using the Preliminary Legal Description of each Site (each a “Preliminary Deed” and collectively, the “Preliminary Deeds”), each in the form of Exhibit “B” attached hereto, executed and acknowledged by Seller, conveying to Purchaser title to the Property, subject to the Permitted Encumbrances other than the Category 1 Post Closing Cure Obligations.”

8. Section 6(b)(1)(H) of the Contract is hereby deleted in its entirety and replaced with the following:

“(H) Cause the Tenant to deliver to the Title Company immediately available funds via wire transfer in an amount equal to the total rent for the partial month in which the Preliminary Closing occurs (if the Preliminary Closing occurs on any day other than the first day of a calendar month) under the Sublease (collectively, the “Prepaid Rent”).”

9. The following is hereby inserted as a new Section 6(b)(1)(N) of the Contract:

“(N) For those Sites to which access is contemplated to be provided via an access easement, an Access Easement Agreements using the Preliminary Legal Description for each Site and the associated access easement, as applicable (each an “Access Easement”) in recordable form reasonably acceptable to Seller and Purchaser, conveying to Purchaser an access easement. Notwithstanding anything to the contrary herein, the leased premises pursuant to the Permanent Lease, the Interim Master Lease and the Interim Sublease shall include the easement estate created by the Access Easements.”

10. The following is hereby inserted as a new Section 6(b)(2)(J) of the Contract:

“(J) Access Easement Agreements for all Sites to which access is contemplated to be provided via an access easement.”

11. The next-to-last sentence of Section 6(b)(4) is hereby deleted and replaced with the following:

“Seller shall be responsible for the basic title insurance premium for the Owner Policies, up to a maximum amount of $273,332.00. Purchaser shall be responsible for the basic title insurance premium for the Owner Policies in excess of $273,332.00 (and, if issued, the Leasehold Policies), as well as any endorsements, modifications or additional coverage requested by Purchaser.”

12. Section 6(d)(12) of the Contract is hereby deleted in its entirety and replaced with the following:

“(12) Hold the following documents in escrow until the Final Closing has occurred for each of the various Sites (on a Site-by-Site basis), except as otherwise specifically provided herein or in a writing signed by both Seller and Purchaser: the Permanent Lease, the Memorandum of Permanent Lease, the Preliminary Deeds, the Access Easements, the Partial Terminations of Master Leases and the Partial Terminations of Subleases.”

13. The following provisions are inserted at the end of Section 6 of the Contract:

“(f) The items listed on Exhibit “C” attached hereto are collectively referred to herein as the “Category 1 Post Closing Cure Obligations”. The items listed on Exhibit “D” attached hereto are collectively referred to as the “Category 2 Post Closing Cure Obligations”. The Category 1 Post Closing Cure Obligations and the Category 2 Post Closing Cure Obligations are collectively referred to as the “Post Closing Cure Obligations”.

(g) Seller shall complete the Category 1 Post Closing Cure Obligations applicable to each Site prior to the earlier of (i) the Outside Final Closing Deadline or (ii) Seller’s delivery of a Platting Completion Notice related to such Site (the “Post Closing Cure Deadline”). If Seller fails to fully complete the Category 1 Post Closing Cure Obligations applicable to any Site prior to the Post Closing Cure Deadline, then Purchaser, as its sole and exclusive remedy, is entitled either:

(1) To cause such Site to be deemed a Deleted Site pursuant to Section 7(f) below by providing written notice of such election (“Purchaser’s Deletion Notice”) to Seller within thirty (30) days after the Post Closing Cure Deadline for such Site, in which event such Deleted Site shall count as one of the 12 Sites permitted to be deleted from the sale and such Site will be deleted from the sale as provided therein; or

(2) To waive Seller’s failure to complete such Category 1 Post Closing Cure Obligation, in which event such Site shall not be deemed a Deleted Site and the Final Closing shall proceed with regard to such Site as otherwise provided herein. NOTWITHSTANDING ANYTHING TO THE CONTRARY, IF FINAL CLOSING OCCURS WITH REGARD TO ANY SITE, SELLER SHALL CONTINUE TO INDEMNIFY AND DEFEND PURCHASER FROM ALL EXPENSES, CLAIMS OR DAMAGES INCURRED BY PURCHASER RELATED TO ANY UNCURED CATEGORY 1 POST CLOSING CURE OBLIGATIONS, WHICH INDEMNIFICATION OBLIGATION SHALL SURVIVE THE PRELIMINARY CLOSING AND THE FINAL CLOSINGS.

If Purchaser does not send a Purchaser’s Deletion Notice within thirty (30) days after the applicable Post Closing Cure Deadline for a Site, Purchaser will be deemed to have waived the Category 1 Post Closing Cure Obligations applicable to such Site, which will be deemed Permitted Encumbrances.

(h) Additionally, Seller, without obligation to spend any money or to bring suit in connection therewith, shall use commercially reasonable efforts to complete the Category 2 Post Closing Cure Obligations applicable to each Site prior to the Post Closing Cure Deadline for such Site; provided, however, that if Seller fails to fully complete the Category 2 Post Closing Cure Obligations applicable to any Site prior to the Post Closing Cure Deadline for such Site, then it will not be a default under this Contract, Final Closing shall proceed for such Site, and such issues shall be deemed Permitted Encumbrances.”

14. The following is hereby inserted at the end of Section 7(a)(2) of the Contract:

“Replace the Preliminary Legal Descriptions for each Site and related access easement attached to the Access Easements with the respective Updated Legal Descriptions for each Site and related access easement. After each Access Easement has been revised pursuant to this Section 7(a)(2), it shall be deemed an “Updated Access Easement”.”

15. Section 7(a)(3) of the Contract is hereby deleted in its entirety and replaced with the following:

“(3) As soon as practicable after the Title Company receives a Platting Completion Notice, and prepares all of the applicable Updated Title Commitment(s), all of the Updated Deed(s), and all of the Updated Access Easement(s), the Title Company shall deliver written notice of such to Seller and Purchaser (the “Final Closing Notice”). The Final Closing Notice shall include copies of all of the applicable Updated Title Commitment(s), Updated Deed(s) and Updated Access Easement(s).”

16. The first sentence of Section 7(c) of the Contract is hereby deleted and replaced with the following:

“Upon receipt of a Final Closing Notice, Seller and Purchaser shall have a period of five (5) business days (the “Objection Period”) in which to deliver a written objection notice (an “Objection Notice”) to the other party and the Title Company; provided that Seller or Purchaser may only deliver an Objection Notice if either (i) the Final Closing Condition for the applicable Site(s) has not been satisfied or (ii) such party reasonably believes that there is a mistake in the Updated Commitment(s), Updated Deed(s) or Updated Access Easement(s) for the applicable Site(s); and provided further that neither party may deliver an Objection Notice based on the inclusion of any Permitted Encumbrance or New Permitted Encumbrance (defined below) on the Updated Title Commitment(s) or Updated Deed(s) for the applicable Site(s). “

17. Section 7(c)(2) of the Contract is hereby deleted in its entirety and replaced with the following:

“(2) The Title Company shall date each of the applicable Updated Deed(s) and Updated Access Easement(s) to be effective as of the Actual Final Closing Date for such Site(s) and record such Updated Deeds and Updated Access Easement(s) in the Real Property Records of the proper County in which the respective Site(s) are located.”

18. The last sentence of Section 7(d) of the Contract is hereby deleted and replaced with the following:

“If an Objection Notice for any Site is based on a mistake in the Updated Title Commitment, Updated Deed or Updated Access Easement for such Site, Seller and Purchaser hereby agree to work with the Title Company to correct such mistake and to authorize the Title Company to proceed with the Final Closing Actions for such Site promptly after the mistake is corrected.”

19. The first sentence of Section 7(f) of the Contract is hereby deleted and replaced with the following:

“Notwithstanding anything to the contrary, in the event that Seller reasonably determines that, despite Seller’s commercially reasonable best efforts, it will not be able to either complete any Category 1 Post Closing Cure Obligation or obtain an approved Plat or otherwise satisfy the Final Closing Condition for one or more Site(s) prior to the Outside Final Closing Deadline, then Seller may elect to delete such Site(s) (each a “Deleted Site” and collectively, the “Deleted Sites”) from the sale by taking the following actions on or before the Outside Final Closing Deadline: (i) providing a written notice (“Deletion Notice”) to Purchaser and the Title Company, which Deletion Notice shall include a detailed description of the reason that Seller was not able to satisfy the Final Closing Condition for such Site(s), and (ii) delivering to the Title Company an amount equal to the product of the number of deleted Sites covered by such Deletion Notice, multiplied by $1,302,857.14 (the “Deletion Repayment”).”

20. Section 7(f)(3) of the Contract is hereby deleted in its entirety and replaced with the following:

“(3) Do not record, but rather, release the applicable Preliminary Deed and Access Easement, back to Seller so that Seller can destroy same, and do not include such Deleted Site(s) in Exhibit “A” to the Permanent Lease.”

21. Section 7(h)(3) of the Contract is hereby deleted in its entirety and replaced with the following:

“(3) The Title Company shall date the applicable Preliminary Deed and Access Easement to be effective as of the Outside Final Closing Deadline for such Site and record such Preliminary Deed and Access Easement in the Real Property Records of the proper County in which the Site is located.”

22. Section 7(h)(10) of the Contract is hereby deleted in its entirety and replaced with the following:

“(10) SELLER SHALL BE SOLELY LIABLE FOR ANY VIOLATIONS OF STATE LAW OR LOCAL ORDINANCES RELATED TO THE CONVEYANCE OF SUCH SITE PRIOR TO PLATTING, AND SHALL INDEMNIFY PURCHASER FOR ANY CLAIMS OR DAMAGES RELATED THERETO.”

23. The second sentence of Section 8(c) is hereby deleted and replaced with the following:

“Notwithstanding anything to the contrary, between the Preliminary Closing and the Final Closing of each Site, Seller shall have the right to revise the orientation, size and exact legal description of any Site or its related access easement if necessary in connection with Platting or to ensure that such Site is permittable as a drill site by delivering written notice to Purchaser and the Title Company, and to take any Approved Actions with regard to such Site or its related access easement (including, without limitation, the right to execute, as the sole record title holder and owner of such Site, any Plats or any documents (excluding documents creating liens or monetary obligations) related to an Approved Action), and all resulting Encumbrances to a Site or the related access easement shall be deemed “New Permitted Encumbrances”.”

24. The Contract is hereby amended to reflect that Exhibits “C” and “D” attached to this First Amendment shall be deemed to be Exhibits “C” and “D” to the Contract for all purposes.

25. Except as amended hereby, the Contract remains unmodified and in full force and effect.

26. This Amendment may be executed in two or more separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures on counterparts of this Amendment that are transmitted by fax or by electronic mail shall be deemed effective for all purposes.

[signatures on following page]

EXECUTED to be effective as of the Effective Date.

SELLER

Chesapeake Land Development Company, L.L.C.,
an Oklahoma limited liability company

By:	/s/ Henry J. Hood
Henry J. Hood, Senior Vice President –
Land & Legal and General Counsel

PURCHASER

Apple Nine Ventures, Inc.,
a Virginia corporation

By:	/s/ David McKenney
Name:	David McKenney
Title:	Vice President